UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2022

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CHRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

TIGIT Exercise Letter Agreement related to Collaboration Agreement

On February 1, 2021, Coherus BioSciences, Inc. (the “Company”) previously announced that the Company had entered into an Exclusive License and Commercialization Agreement (the “Collaboration Agreement”) with Shanghai Junshi Biosciences, Co., Ltd (“Junshi Biosciences”, HKEX: 1877; SSE: 688180) for the co-development and commercialization of toripalimab, Junshi Biosciences’ anti-PD-1 antibody in the United States and Canada. Under the Collaboration Agreement, the Company was also granted two options and two rights of first negotiation with respect to additional programs (the “Collaboration”).

On January 9, 2022, the Company entered into a Letter Agreement with Junshi Biosciences related to the Collaboration Agreement (the “TIGIT Exercise Letter Agreement”). Under the TIGIT Exercise Letter Agreement, the Company notified Junshi Biosciences of its election to exercise the license option for the TIGIT program described in the Collaboration Agreement (the “TIGIT Program”), with the TIGIT Exercise Letter Agreement effective on the date that all applicable waiting periods and approvals required under antitrust laws with respect to such exercise by the Company of the license option for the TIGIT Program have expired or have been terminated (in the case of waiting periods) or been received (in the case of approvals), in each case, without the imposition of any conditions (the “TIGIT Exercise Letter Agreement Effective Date”). The Company will pay the option exercise payment of $35.0 million to Junshi Biosciences no later than 10 days following the TIGIT Exercise Letter Agreement Effective Date and, if applicable, will pay up to $255 million in development regulatory and sales milestones and an 18% royalty on net product revenue as set forth under the Collaboration Agreement. Pursuant to the TIGIT Exercise Letter Agreement, Coherus will lead further development of the TIGIT antibodies included in the TIGIT Program, including JS006, in the United States and Canada, after the date it makes the option exercise payment and will be responsible for the associated development costs as set forth in the Collaboration Agreement.

The foregoing summary of the TIGIT Exercise Letter Agreement does not purport to be complete and is qualified in its entirety by the full text of the TIGIT Exercise Letter Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Item 8.01	Other Events.

On January 10, 2022, the Company issued a press release announcing the initiation of the process to exercise the license option for the TIGIT Program. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information in this Item 8.01 shall not be deemed “filed” for purposes of Section 18 of the Security Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 10, 2022

104	Cover page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2022	COHERUS BIOSCIENCES, INC.

	By:	/s/ McDavid Stilwell
	Name:	McDavid Stilwell
	Title:	Chief Financial Officer